UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported):  November 2, 2020

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

Item 1.01	Entry into a Material Definitive Agreement

On November 2, 2020, Modine Manufacturing Company (the “Company”) entered into a Securities and Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company and Dana Incorporated, a Delaware corporation (“Buyer”), pursuant to which the Company has agreed to sell the liquid-cooled portion and air-cooled electric vehicle portion of its automotive business (the “Business”) to Buyer.

Subject to the terms and conditions of the Purchase Agreement, Buyer (through one or more direct or indirect subsidiaries of Buyer) has agreed to purchase (i) all of the outstanding equity interests of certain subsidiaries of the Company that hold the Business (including newly-formed entities formed to hold the Business) and (ii) certain intellectual property used for the Business (the “Transaction”). The completion of the Transaction is subject to customary closing conditions, including, among others (i) the receipt of approvals under or expiration or termination of applicable waiting periods under applicable competition and foreign investment laws, (ii) the completion of employee representative consultation procedures, (iii) the receipt of certain third party consents, (iv) the absence of a material adverse effect with respect to the Business, and (v) customary conditions regarding the accuracy of the representations and warranties and compliance by the parties in all material respects with their respective obligations under the Purchase Agreement. The transaction is not subject to a financing condition. The transaction is expected to close in the first half of calendar year 2021, subject, among other things, to satisfaction of the foregoing conditions.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, the Company has agreed to use reasonable best efforts to operate the Business in the ordinary course of business consistent with past practices (including an exception for certain actions taken by the Company that are reasonably necessary in response to effects of the COVID-19 pandemic) and has agreed to certain other operating covenants with respect to the Business as set forth more fully in the Purchase Agreement.

The Purchase Agreement includes customary termination provisions in favor of the Company, on the one hand, and Buyer, on the other hand, including if the closing of the Transaction has not occurred on or before August 21, 2021. Additionally, the Company and Buyer may elect to extend such date to November 2, 2021 if certain conditions to closing are otherwise met.

Both the Company and Buyer have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations.

In connection with the closing of the Transaction, the Company and Buyer will enter into certain additional ancillary agreements, including a transition services agreement and certain other customary agreements.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

Item 2.06	Material Impairments

In connection with the entry into the Purchase Agreement, as discussed under Item 1.01 of this Current Report on Form 8-K, the Company expects to classify the Business as held for sale beginning in the third quarter of fiscal 2021.  As a result, the Company expects to record a non-cash impairment charge of approximately $120 million to $130 million during the third quarter of fiscal 2021 related to the Business’s long-lived assets, which consist of property, plant and equipment.  The impairment charge will not result in any cash expenditures.  When the transaction is completed, the Company expects to record an additional loss on sale related to other net assets and cumulative foreign currency translation adjustments attributable to the Business, net working capital adjustments, and costs to sell.  As the Company has not yet finalized its analysis, the impairment charge recorded in the third quarter could differ materially from the Company’s preliminary estimate and, at this time, the Company cannot estimate the loss on sale to be recorded upon completion of the Transaction.

Item 7.01	Regulation FD Disclosure.

On November 2, 2020, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01 and Exhibit 99.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's Annual Report on Form 10-K for the year ended March 31, 2020 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020. Other risks and uncertainties include, but are not limited to, the following: the impact of the COVID-19 pandemic on the national and global economy, our business, suppliers, customers, and employees; the overall health and price-down focus of Modine’s customers; our ability to successfully execute our strategic and operational plans, including our ability to successfully complete the pending sale of our liquid-cooled automotive business, including the receipt of governmental and third-party approvals and satisfaction of other closing conditions, and our ability to successfully exit our other automotive businesses; our ability to effectively and efficiently reduce our cost structure in response to sales volume declines and complete restructuring activities and realize benefits thereon; our ability to comply with the financial covenants in our credit agreements and to fund our global liquidity requirements efficiently, particularly in light of the volatility and negative impacts to the financial markets resulting from COVID-19; operational inefficiencies as a result of program launches, unexpected volume increases, product transfers, and delays or inefficiencies resulting from restrictions imposed in response to the COVID-19 pandemic; economic, social and political conditions, changes and challenges in the markets where Modine operates and competes, including foreign currency exchange rate fluctuations, tariffs (and potential trade war impacts resulting from tariffs or retaliatory actions), inflation, changes in interest rates or tightening of the credit markets, recession, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties about the impact of regulatory and/or policy changes, including those related to tax and trade, the COVID-19 pandemic and other matters, that have been or may be implemented in the U.S. or abroad, and continuing uncertainty regarding the impacts of “Brexit”; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components, and our ability to adjust product pricing in response to any such increases; the nature of and Modine’s significant exposure to the vehicular industry and the dependence of this industry on the health of the economy; the concentration of sales within our CIS segment attributed to one customer; Modine’s ability to recruit and maintain talent in managerial, leadership, and administrative functions; Modine’s ability to protect its proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation; and other risks and uncertainties identified by the Company in public filings with the U.S. Securities and Exchange Commission.  Forward-looking statements are as of the date of this Current Report, and the Company does not assume any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

2.1*	Securities and Asset Purchase Agreement, dated as of November 2, 2020, by and between the Company and Buyer.

99.1	Press Release issued by the Company on November 2, 2020.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Sylvia A. Stein
Sylvia A. Stein
Vice President, General Counsel and Corporate Secretary

Date: November 6, 2020